Exhibit 23.1

Consent of Independent Registered Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 14, 2013, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-190194) and related Prospectus of Five Prime Therapeutics, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

August 14, 2013